UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vu1 CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:_______________________________

2) Aggregate number of securities to which transaction applies:______________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing gee is calculated and state how it was determined):________________________________________________________
__________________________________________________________________

4) Proposed maximum aggregate value of transaction:______________________________________

5) Total fee paid:_________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:_________________________________________________________

2) Form, Schedule or Registration Statement No.:_________________________________________

3) Filing Party:___________________________________________________________________

4) Date Filed: ____________________________________________________________________

Vu1 CORPORATION
557 Roy Street Suite 125
Seattle, Washington, 98109

June __, 2008

NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDER MEETING

To the Stockholders of Vu1 Corporation (the “Company”):

This notice is to advise you of certain corporate action that we are proposing to be taken by written consent in lieu of the Company’s holding of a special meeting of stockholders. According to our Bylaws and the California Corporate Code, action may be taken by stockholders of a majority of the issued and outstanding shares of our common stock, instead of acting at a formal stockholder meeting.

We are soliciting written consent from stockholders to approve an amendment of the Company’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 to 200,000,000 shares.

We are not holding a special meeting of stockholders to approve the foregoing matter.

Enclosed with this notice is a copy of the Proxy Statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as well as a form of Consent. The Proxy Statement describes in greater detail the increase to our authorized shares of common stock. Please review the Proxy Statement thoroughly.

PLEASE SIGN, DATE AND PROMPTLY MAIL AS SOON AS POSSIBLE THE ENCLOSED CONSENT IN THE PREPAID ENVELOPE PROVIDED. IF NO PREPAID ENVELOPE WAS PROVIDED, PLEASE SEND TO OUR CORPORATE ADDRESS AS PRINTED ABOVE.

Thank you for your continued interest and support of our company.

By Order of the Board of Directors,

/s/ Richard Herring

Richard Herring
Chief Executive Officer and Director

VU1 CORPORATION
a California corporation

PROXY STATEMENT

June ___, 2008

INTRODUCTION

This Proxy Statement is being mailed to the stockholders of Vu1 Corporation, a California corporation (the “Company”), in connection with certain corporate action that we are proposing to be taken by written consent. This action by written consent is intended to be taken in lieu of holding a special meeting of stockholders.

According to the California Corporate Code, the matter for stockholder consent will be approved when we receive signed written consents from holders of a majority of the outstanding shares of common stock. Once the requisite consents are received, no further action will be required of the Company’s stockholders or the Board of Directors to effect this Action.

This Proxy Statement is first being mailed or furnished to the stockholders on or about June ___, 2008.

WE ARE NOT HOLDING A SPECIAL MEETING OF STOCKHOLDERS TO APPROVE THE CORPORATE ACTION.

PROPOSED CORPORATE ACTION TO BE TAKEN

This Proxy Statement is being furnished in order to solicit written consents from stockholders of our common stock, no par value (the “Common Stock”), to approve the following action:

●
Approval of an amendment of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares (the “Stock Authorization”).

The approval of the Stock Authorization is referred to in this Proxy Statement as the “Corporate Action.”

We are taking the Corporate Action by written consent instead of at a special or annual stockholders’ meeting convened for the specific purpose of approving the Corporate Action. Action by majority written consent of stockholders helps to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect the Corporate Action as early as possible in order to accomplish our business objectives.

OUTSTANDING COMMON STOCK AND VOTING RIGHTS

Record Date

The Board of Directors has fixed the close of business on June 23, 2008 (the “Record Date”), as the record date for the determination of stockholders entitled to notice of and to take action by written consent.

Outstanding Shares

As of Record Date, there were a total of 71,732,968 shares of Common Stock issued and outstanding.

Voting Rights and Action by Written Consent

The Company is incorporated under the laws of the State of California. Under California law, holders of Common Stock are entitled to one vote for each share of Common Stock held in his or her name on the books of the Company on any matter submitted to a vote of the stockholders at any meeting of stockholders. California law and our Bylaws also provide that, in lieu of a stockholders’ meeting, any action that may be taken at a stockholders’ meeting may be taken by written consent of the requisite number of stockholders that would be required to take such action if a meeting were held.

Under California law, amendment of the Company’s Amended and Restated Articles of Incorporation requires approval by holders of at least a majority of our outstanding Common Stock.

Revocability of Consent

Any person signing and returning to us a Consent pursuant to this Proxy Statement has the power to revoke it at any time prior to the effective date of the Corporate Action. The effective date of the Corporate Action is the date on which we receive signed Consents from a number of stockholders sufficient to approve the Corporate Action. Under California law, a Consent shall be effective only to the extent that within 60 days of the date of the earliest Consent delivered to us, written Consents signed by the requisite number of stockholders have been delivered to us. A Consent may be revoked by filing a written notice of revocation or a duly executed Consent bearing a later date with our Corporate Secretary, at 1840 Gateway Drive, Suite 200, San Mateo, CA 94404.

Abstentions and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals will effectively count as a vote against the proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ consents in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will also effectively count as a vote against the proposal.

Notice of Action By Written Consent

Under California law and our Bylaws, we are required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Proxy Statement is intended to provide such notice to all stockholders. We do not intend to provide further notice to stockholders of the effective date of the Corporate Action, other than as required by our periodic filings with the SEC under the Securities Exchange Act of 1934.

No Dissenters’ Rights

No dissenters’ or appraisal rights are afforded to stockholders of the Company under California law as a result of the approval of the Corporate Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock as of June 23, 2008, based on information available to us by the following persons or groups:

•	each person who is known by us to own more than 5% of the outstanding common stock;
•	each of our directors;
•	our Chief Executive Officer;
•	our President and Chief Operating Officer; and
•	all of our executive officers and directors, as a group.

Applicable percentage ownership is based on 71,763,311 shares of common stock outstanding as of June 23, 2008. Except as otherwise indicated, the address of each beneficial owner is c/o Vu1 Corporation 557 Roy Street, Suite 125 Seattle, Washington, 98109.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)		Percent of Class

Polymer Holdings, Ltd.	10,538,888		14.7%
Broomhill Road
Stonehaven, UK AB39 2NH
Richard G. Sellers	9,131,745	(2)	12.7%
CTP Products, B.V.	6,100,000		8.5%
Veendam, Stolberweg 197, 9641
The Netherlands
Michael Moors	5,858,364	(3)	8.2%
Eaton Cottage
Eaton Congleton UK CW12 2NA
Duncan Troy	2,772,663	(4)	3.9%
Richard Herring	1,787,500	(5)	2.5%
Mark W. Weber	1,647,866	(6)	2.3%
Charles Hunt	925,000	(7)	1.3%
All directors and officers as a group (6 persons)	16,639,774	(8)	23.2%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. To our knowledge, there are no voting arrangements among our stockholders.

(2)
Includes a fully-vested option to purchase 250,000 shares of common stock at an exercise price of $0.38 per share and a fully-vested option to purchase 125,000 shares of common stock at an exercise price of $0.23 per share.

(3)
Includes 933,334 shares of common stock held by Private Equity III Ltd., an investment entity of which Mr. Troy is the holder of 12.5% and Mr. Moors is the holder of 18.75% of the issued share capital and both are Directors. Mr. Moors disclaims beneficial ownership of the shares of common stock held by Private Equity III Ltd. except to the extent of his pecuniary interest.

(4)
Includes a fully-vested option to purchase 300,000 shares of common stock at an exercise price of $0.38 per share and 933,334 shares held by Private Equity III Ltd., an investment entity of which Mr. Troy is the holder of 12.5% and Mr. Moors is the holder of 18.75% of the issued share capital and both are Directors. Mr. Troy disclaims beneficial ownership of the shares of common stock held by Private Equity III Ltd. except to the extent of his pecuniary interest.

(5)
Includes a fully-vested option to purchase 250,000 shares of common stock at an exercise price of $0.38 per share and a fully-vested option to purchase 150,000 shares of common stock at an exercise price of $0.23 per share.

(6)
Includes a fully-vested option to purchase 250,000 shares of common stock at an exercise price of $0.38 per share and 157,866 shares of common stock held by Weber Marketing Group, Inc., a marketing agency wholly owned by Mr. Weber.

(7)
Includes a fully-vested option to purchase 250,000 shares of common stock at an exercise price of $0.38 per share and a fully-vested option to purchase 125,000 shares of common stock at an exercise price of $0.23 per share.

(8)	Consists of Duncan Troy, Richard Herring, Richard Sellers, Mark Weber, Charles Hunt and Matthew DeVries.

PROPOSAL 1: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL

Our Board of Directors has adopted, subject to stockholder approval, an amendment to our amended and restated Articles of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

The additional shares of common stock would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the outstanding number of shares of the common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. In addition to the 71,763,311 shares of common stock outstanding at June 23, 2008, we have reserved 10,000,000 shares for issuance upon the exercise of options and rights granted or to be granted under our stock incentive plan, of which as of June 23, 2008, 1,799,500 shares had been issued as awards of restricted stock and there were outstanding stock options to purchase 1,950,000 shares of common stock.

Our Articles of Incorporation also authorizes 10,000,000 shares of preferred stock. There are no outstanding shares of preferred stock, and this amendment would not change the number of authorized shares of preferred stock.

The amendment would revise Article III of the amended and restated Articles of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock designated as Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 200,000,000 and total number of shares of Preferred Stock that this Corporation is authorized to issue is 10,000,000. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to fix or alter the rights, preferences and privileges of any wholly unissued class or series of shares of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.”

If this amendment to increase the authorized number of shares of common stock is approved by the stockholders, it will become effective when we file the Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California.

We believe that it is advisable and in the best interests of the stockholders to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. These shares will provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including but not limited to the following:

• raising capital;

• providing equity incentives to employees, officers, or directors;

• establishing strategic relationships with other companies; and

• expanding our business through the acquisition of other businesses or products.

For example, as we previously stated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, during fiscal 2008 we plan to seek additional financing, whether debt or equity, to fund our operations. Based on closing market price on June 6, 2008 of $0.51 per share, if we were to seek to raise $7,500,000 through equity financing, we would be required to issue 14,705,882 shares. Financings based on our stock price will require significant numbers of shares for new issuance.

This proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us). However, you should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board, including transactions in which you might otherwise receive a premium for your shares over then current market prices.

The affirmative vote of the holders of a majority of the shares of common stock will be required to approve this amendment to our Articles of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE INCREASE IN OUR AUTHORIZED COMMON STOCK.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED ON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the Corporate Action.

COSTS OF PROXY STATEMENT

We will bear the costs of preparing, assembling, and mailing the Proxy Statement and all documents that now accompany or may hereafter supplement it. We will reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding this Proxy Statement and related materials to stockholders. Original solicitation of consents by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we are permitted to deliver to two or more stockholders sharing the same address a single copy of the Proxy Statement. Upon written or oral request, we will deliver a separate copy of the Proxy Statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by writing us at our principal executive offices at 557 Roy Street, Suite 125, Seattle, Washington, 98109 or calling us at (888) 985-8881.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

FORM OF CONSENT

VU1 CORPORATION

This Consent is Solicited on Behalf of the Board of Directors of Vu1 Corporation

The undersigned stockholder of Vu1 Corporation, a California corporation (the “Company”), is submitting this signed Consent in lieu of the Company holding a special meeting of its stockholders.

THE SHARES REPRESENTED BY A PROPERLY EXECUTED CONSENT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR, IF NO DIRECTION IS GIVEN, THIS CONSENT WILL BE VOTED “FOR” PROPOSAL 1. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT DATED JUNE __, 2008.

PROPOSAL 1:

To approve an amendment to Article III of the Company’s Amended and Restated Articles of Incorporation, as previously amended, to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock designated as Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 200,000,000 and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 10,000,000. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to fix or alter the rights, preferences and privileges of any wholly unissued class or series of shares of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.”

Mark X for only one box:
☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature(s)	Date_____________, 2008

Print Name(s)

Please sign above exactly as your name appears on the face of your stock certificate. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

IMPORTANT: Please complete, sign, date and return this Consent.